UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2022

Minerva Surgical, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40919	26-3422906
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4255 Burton Dr., Santa Clara, CA 95054

(Address of principal executive offices)

(855) 646-7874

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	UTRS	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Share Purchase Agreement

On December 27, 2022, Minerva Surgical, Inc. (the “Company”) entered into a Share Purchase Agreement (the “Purchase Agreement”) for a private placement (the “Private Placement”) with Accelmed Partners II LP ( “Accelmed”) and New Enterprise Associates (each, a “Purchaser,” and collectively, the “Purchasers”). Pursuant to the Purchase Agreement, the Company agreed to sell to the Purchasers an aggregate of 146,627,565 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”), at a purchase price of $0.2046 per Share, which represented a 25% premium to the trailing five-day volume-weighted average price of the Company’s common stock on December 23, 2022. The number of Shares to be sold and the price per Share are subject to adjustment for any stock splits that occur prior to closing. The gross proceeds of the Private Placement are expected to be approximately $30 million, before deducting Placement Agent fees and other offering expenses. The closing of the Private Placement is expected to occur in the first quarter of 2023, subject to the satisfaction of the closing conditions described below. Following the Private Placement, it is expected that Accelmed will own approximately 69.6% of the Common Stock.

The Purchase Agreement contains customary representations, warranties and covenants by the Company, customary conditions to closing, indemnification obligations of the Company, other obligations of the parties and termination provisions. The Purchase Agreement includes pre-closing covenants of the Company that require the Company to obtain prior written consent from Accelmed to approve certain actions of the Company, including, but not limited to, issuing capital stock, paying dividends or making other distributions, incurring indebtedness, selling any material assets of the Company, entering into or amending any material contracts and making capital expenditures. The Company will seek stockholder approval for the Private Placement at a special meeting of the Company’s stockholders to occur no later than 90 days (or 150 days if the proxy statement is reviewed by the Securities and Exchange Commission (the “SEC”)) following the date of the Purchase Agreement, and it is a condition to closing that the Company’s stockholders approve the Private Placement. It is also a condition to closing that the Company’s Board of Directors be composed of a majority of directors designated by Accelmed. The Company intends to use the net proceeds from the Private Placement, together with existing cash and cash equivalents, to support operations, research and development activities, working capital, and other general corporate purposes.

In connection with the Private Placement, Accelmed will have the right, for so long as Accelmed owns twenty-five percent (25%) or more of the outstanding Common Stock (the “Accelmed Rights Period”), to designate for appointment to the Board of Directors of the Company (the “Board”) as a director the lesser of (i) the number of directors constituting a majority of the Board, and (ii) if the Company is listed at such time on a national exchange, the number of directors of the Board equivalent to Accelmed’s proportional equity ownership of shares of the Common Stock from time to time. In addition, during the Accelmed Rights Period, Accelmed has the right to designate one individual as a non-voting Board observer.

The Company and the Purchasers also have agreed to enter into a Registration Rights Agreement (the “Registration Rights Agreement”) at closing. Under the terms of the Registration Rights Agreement, the Company will be obligated to register the Shares for resale within 30 days of closing.

Piper Sandler & Co. is acting as the sole placement agent (the “Placement Agent”) for the Private Placement and the Company has agreed to pay customary placement fees and reimburse certain expenses of the Placement Agent. The Company entered into a letter agreement with the Placement Agent regarding its engagement as placement agent, pursuant to which the Placement Agent agreed to act as sole placement agent for the Private Placement.

Voting Side Letter

As a condition to consummating the Purchase Agreement and the Private Placement, on December 27, 2022, the Company entered into a Voting Side Letter (the “Voting Side Letter”) with certain stockholders of the Company, including each of the Company’s executives and directors (each, a “Stockholder,” and collectively, the “Stockholders”). The Company has obtained commitments from the Stockholders, which hold approximately 58% of the outstanding shares of Common Stock to vote in favor of the Private Placement. Pursuant to the Voting Side Letter, the Stockholders also agreed to vote to approve certain amendments to the Company’s Amended and Restated Bylaws, Amended and Restated Certificate of Incorporation, 2021 Equity Incentive Plan, and 2021 Employee Stock Purchase Plan. Each Stockholder appointed as proxies, and granted a power of attorney to, Ross A. Jaffe, M.D. and David M. Clapper, to vote in accordance with the Voting Side Letter if, and only if, such Stockholder (i) fails to vote, or (ii) attempts to vote (whether by proxy, in person or by written consent), in a manner inconsistent with the terms of the Voting Side Letter. The Stockholders also agreed to comply with certain transfer restrictions set forth in the Voting Side Letter.

The foregoing descriptions of the Purchase Agreement, including the form of Registration Rights Agreement attached to the Purchase Agreement, and the Voting Side Letter do not purport to be complete and are subject to, and are qualified in their entirety by, the full text of such agreements, which are filed herewith as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

The Purchase Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company and its subsidiaries and affiliates. The representations and warranties contained in the Purchase Agreement were made only for purposes of the Purchase Agreement and as of specific dates, are solely for the benefit of the parties to the Purchase Agreement, may be subject to limitations agreed upon by the contracting parties, may have been made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries to the representations and warranties contained in the Purchase Agreement and should not rely on the representations and warranties or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 regarding the Purchase Agreement and the Private Placement is incorporated herein by reference. The Company will offer and sell the Shares in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and corresponding provisions of state securities or “blue sky” laws. The Shares will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from the registration requirements. The sale of the Shares will not involve a public offering and will be made without general solicitation or general advertising. The Company will rely on this exemption from registration based in part on representations made by the Purchasers in the Purchase Agreement.

Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy shares of common stock or other securities of the Company.

Item 8.01	Other Events.

On December 27, 2022, the Company issued a press release announcing the Private Placement. A copy of the press release is being furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements relating to the investment by the Purchasers, the expected closing date, the expected gross proceeds and the intended use of proceeds are forward-looking statements that involve a number of uncertainties and risks. Actual results may differ materially from these statements and from actual future events or results due to a variety of factors, including: the closing conditions for the Private Placement may not be satisfied or waived; the Company may experience disruptions in its business due to Private Placement and the transactions contemplated thereby; any use of proceeds may not occur as expected; and the other risks described in reports and documents that the Company files from time to time with the SEC, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and its Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2022. Undue reliance should not be placed on the forward-looking statements in this Current Report on Form 8-K, which are based on information available to the Company on the date hereof. Except to the extent required by applicable law, the Company disclaims any obligation to update information contained in these forward-looking statements whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

In connection with a special meeting of stockholders (the “Special Meeting”) to approve the private placement and other matters, the Company will file a notice of special meeting and proxy statement with the SEC. STOCKHOLDERS OF MINERVA SURGICAL, INC. ARE URGED TO READ THE NOTICE OF SPECIAL MEETING AND PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and stockholders can obtain free copies of the notice of special meeting and proxy statement and other documents when they become available by contacting the Company at 4255 Burton Dr., Santa Clara, California 95054, attention: Investor Relations, telephone: (855) 646-7874. In addition, documents filed with the SEC by the Company are available free of charge at the SEC’s website at www.sec.gov.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of the Common Stock in respect of the proposals to be voted on by stockholders at the Special Meeting. Information about the participants in the proxy solicitation of their direct and indirect interests, by security holdings or otherwise, will be included in the Company’s notice of special meeting and proxy statement for its Special Meeting. This document will be available free of charge at the SEC’s website at www.sec.gov and from Investor Relations at Minerva Surgical, Inc. as described above.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Share Purchase Agreement, dated December 27, 2022, by and among the Company and the Purchasers

10.2	Voting Side Letter, dated December 27, 2022, by and among the Company and the Stockholders

99.1	Press release of the Company, dated December 27, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 28, 2022	Minerva Surgical, Inc.

	By:	/s/ David Clapper
David Clapper
Chief Executive Officer